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                                  EXHIBIT 2.2



                   A CERTIFIED COPY OF ARTICLES OF AMENDMENT

             TO THE ARTICLES OF INCORPORATION, DATED MARCH 4, 1997

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                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS


                                       OF


                               KCD HOLDINGS, INC.


        The undersigned, being all of the members of the Board of Directors of KCD Holdings, Inc. (the "Corporation"), a Nevada corporation, in accordance with Section 315 of the Nevada Business Corporation Act, without the formality of convening a meeting, do hereby unanimously adopt, approve, and consent to the following resolutions.

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation, and in accordance with the provisions of its Articles of Incorporation, that the following proposed amendment of the Certificate of Incorporation of the Corporation is advisable and that the shareholders of the
        Corporation should approve the proposed resolution as required by Nevada law. The proposed resolution setting forth the proposed amendment is as follows:
        "RESOLVED, that Article One of the Articles of Incorporation of the Corporation shall be amended to read in full as follows: The name of this corporation is SeQuester Holdings, Incorporated."
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    RESOLVED FURTHER, that each of the officers of this Corporation is authorized, directed, and empowered on behalf of this Corporation and its name to execute the Certificate of Amendment of the Certificate of Incorporation upon proper shareholder approval and any agreements, or other instruments, documents, or supplements thereto, and to do or to cause to be done all other acts and things such as officers may, in their discretion, deem necessary or appropriate to carry out the purposes of the foregoing resolution.

DATED: March 4, 1997

                                                --------------------------------
                                                Wellington A. Ewen

                                                --------------------------------
                                                Bonnie L. Richards

                                                --------------------------------
                                                Oleg Batrachenko

                                                --------------------------------
                                                Stephen R. Miller M.D.

                                                --------------------------------
                                                Gerald S. Epstein